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                                                                  EXHIBIT 10.3



                             JOINT VENTURE AGREEMENT

         This JOINT VENTURE AGREEMENT (the "Agreement") is made as of August 26, 1999 by and between CUMBERLAND BANCORP, INC., a corporation organized and existing under the laws of the State of Tennessee, with offices at 4205 Hillsboro Road, Suite 212, Nashville, Tennessee 37215, and a registered bank holding company pursuant to the Bank Holding Company Act of 1956, as amended ("Cumberland") and INSCORP, a corporation organized and existing under the laws of the State of Tennessee with offices at 2500 Hillsboro Rd., Suite 200, Tennessee 37212 (hereinafter referred to as "INSCORP").

                                   WITNESSETH:

         WHEREAS, Insurors Bank of Tennessee (In Organization) will be formed via a branch incorporation pursuant to Tennessee banking law by Cumberland Bank, a bank subsidiary of Cumberland Bancorp and shall be state-chartered and a member of the Federal Reserve.

         WHEREAS, Insurors Bank of Tennessee (In Organization) intends to become Insurors Bank of Tennessee ("IBT") by successful application to the Tennessee Commissioner of Financial Institutions for a bank charter under T.C.A. Section 45-2-614(c), but does not intend to transact any banking business unless and until additional successful applications are made to various bank regulatory agencies to obtain deposit insurance, Federal Reserve membership and approval to offer 50% ownership of IBT for sale to INSCORP;

         WHEREAS, INSCORP is a new Tennessee corporation formed by a group of Tennessee residents who desire to operate INSCORP as a holding company of IBT and to undertake an offering among other Tennessee residents of INSCORP common stock for the purpose of purchasing 50% ownership of IBT; and

         WHEREAS, Cumberland and INSCORP desire to enter into a joint venture agreement to promote the successful formation and mutual ownership of such state member bank with its main office to be located in Nashville, Davidson County, Tennessee, in accordance with the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants contained herein, Cumberland and INSCORP hereby agree as follows:


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                                   ARTICLE 1.

                                   DEFINITIONS

         In addition to terms defined elsewhere herein, the following terms shall have the following meanings when used herein (any term defined in the singular shall have the same meaning when used in the plural and vice versa):

         1.1 "AFFILIATE" of Cumberland or INSCORP shall mean any corporation, company, partnership, joint venture, association, organization or other entity that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, such Party.

         1.2 "BENEFICIAL OWNERSHIP" by a person of a security, or a security "beneficially owned" by a person, shall be determined for the purposes of this Agreement in the same manner as provided in Rule 13d-3 of the Securities Exchange Act of 1934, as amended.

         1.3 "BOARD OF DIRECTORS" OR "BOARD" shall mean the Board of Directors of IBT.

         1.4 "BYLAWS" shall mean the bylaws of the IBT.

         1.5 "CHARTER" shall mean the charter of the IBT.

         1.6 "CLOSING" shall mean the closing described in Article 7 herein to consummate the transactions contemplated hereby.

         1.7 "COMMON STOCK" shall mean the common stock of the IBT, no par value.

         1.8 "DIRECTOR" shall mean a member of the Board of Directors of the IBT.

         1.9 "EQUITY SECURITIES" shall mean any securities having voting rights with respect to the election of the Board.

         1.10 "FAIR MARKET VALUE" of the Common Stock shall mean the value as determined by an annual evaluation of the Common Stock of the IBT, without taking into consideration an acquisition or control premium for such shares. Fair market value shall be determined by agreement of the parties at each annual meeting of shareholders or, in the event such agreement can not be reached by the parties, then the parties shall select an appraiser/evaluator to determine the value of applicable stock. In the event the parties can not agree upon one such appraiser/evaluator, then each party shall select an appraiser/evaluator to determine the value of applicable stock and, if necessary, the two appraisers/evaluators will select a third appraiser/evaluator and two of the three agreeing to the value for stock will set and determine its value.




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         1.11 "FEDERAL BANK REGULATORY AUTHORITIES" shall mean the Federal
Deposit Insurance Corporation ("FDIC") and the Board of Governors of the Federal Reserve System ("FRB"), as the context requires.

         1.12 "GOVERNMENTAL APPROVAL" shall mean any consent, approval, authorization, permit, exemption, license or other action of or by, ro any notice to or filing or registration with, any governmental authority or agency or regulatory or administrative body, including Federal Bank Regulatory Authorities and the State Bank Regulatory Authority and the expiration of any required stays to such approval.

         1.13 "IBT" shall mean the state member bank which will be formed by Cumberland through a branch incorporation pursuant to Tennessee state law.

         1.14 "INITIAL BUSINESS PLAN" shall mean the initial three (3) year business plan of the IBT submitted to Federal and State Bank Regulatory Authorities.

         1.15 "INITIAL CAPITAL" shall mean the initial capital of the IBT agreed to by the Parties.

         1.16 "OPERATING AND SERVICES AGREEMENT" shall have the meaning set forth in Section 7.4.4 herein.

         1.17 "PARTIES" shall mean Cumberland and INSCORP.

         1.18 "PRO RATA SHARE" shall mean a holder's pro-rata share of outstanding Equity Securities which shall be a fraction calculated by dividing
(i) the number of shares of Common Stock beneficially owned by the holder as of the applicable date, by (ii) the total number of shares of Common Stock outstanding as of such date.

         1.19 "REPRESENTATIVES" shall have the meaning set forth in Section
4.2.1 herein.

         1.20 "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

         1.21 "SHARES" shall have the meaning set forth in Section 3.1.1 herein.

         1.22 "STATE BANK REGULATORY AUTHORITY" shall mean the Tennessee Department of Financial Institutions.

         1.23 "SUBSIDIARY" of Cumberland shall mean any corporation, company or other entity more than fifty percent (50%) of whose securities having voting rights with respect to the election of directors or other ownership interests representing the right to make decisions for such entity are owned or controlled, directly or indirectly, by such Party, but such corporation or other entity shall be deemed to be a "Subsidiary" only for so long as such ownership or control exists.



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         1.24 "TRANSFER" shall mean any actual or proposed sale or other disposition of all or a portion of any Party's interest in such Party's Equity Securities (legal or equitable) by any means, direct or indirect.

                                   ARTICLE 2.

                       FORMATION OF THE STATE MEMBER BANK

         2.1 FORMATION OF THE STATE MEMBER BANK. Prior to the Closing, Cumberland shall form IBT as a state member bank pursuant to Tenn. Code Ann.
Section 45-2-614(c) and CFR _______ of the Federal Reserve System, as amended, for the purposes set forth below. Upon approval of IBT's charter by the Commissioner of Financial Institutions, IBT shall be owned by Cumberland, who shall transfer fifty percent (50%) of the ownership of IBT to INSCORP at the Closing by issuance of Common Stock at a price of $10 per share in the manner described in Section 3.1 below.

         2.2 PROPOSED NAME. The proposed name of the IBT shall be ("Insurors Bank of Tennessee.")

         2.3 RESPONSIBILITY AND COSTS OF FORMATION.

             (a) Cumberland and INSCORP shall share equally all costs incurred with the formation of IBT. Cumberland shall be responsible for preparing and filing all regulatory applications necessary to form the IBT. All costs incurred in connection with the formation of INSCORP, as a holding company of the IBT, shall be paid for by the organizers of INSCORP.

             (b) INSCORP and its organizers shall be responsible for preparing and filing the offering circular and all regulatory applications necessary for INSCORP to become a bank holding company. Cumberland will provide personnel and resources to assist in this endeavor at no additional cost to INSCORP.

             (c) Cumberland and INSCORP have each contributed $180,000 into an escrow account pursuant to an escrow agreement attached hereto as Exhibit A and incorporated hereby into this Agreement. Upon execution of this Agreement, all funds in the escrow account shall be released from the escrow account pursuant to the escrow agreement and deposited into an organizational expense fund checking account for the purpose of payment of all costs incurred in the formation of IBT as set forth above and pursuant to a joint resolution of Cumberland and the organizers of INSCORP attached hereto as Exhibit B and incorporated hereby into this Agreement. At the Closing, contributions by Cumberland and INSCORP to the expense fund will be converted into stock ownership in IBT at the common price of $10 per share.




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                                   ARTICLE 3.

                            CAPITALIZATION OF THE IBT

         3.1 INITIAL CAPITALIZATION OF THE IBT.

               3.1.1 SUBSCRIPTIONS FOR STOCK.

               At the Closing, the IBT shall issue to Cumberland, and Cumberland shall subscribe for, 225,000 shares of Common Stock at a price of $10 per share that shall be paid for from its cash assets and from funds it initially contributed into the escrow account described in Section 2.3 above. At the Closing, the IBT shall issue to INSCORP, and INSCORP shall subscribe for, 225,000 shares of Common Stock at a price of $10 per share, which shall be paid for from funds INSCORP initially contributed into the escrow account, as well as from the proceeds of its stock offering. The IBT shall deliver to each Party at the Closing a certificate or certificates registered in the name of such Party evidencing the shares of Common Stock subscribed for by such Party.

               3.1.2 INITIAL CAPITAL CONTRIBUTIONS. In consideration for their respective equity interests in the IBT, at the Closing, each of Cumberland and INSCORP shall make the following contributions to the capital of the IBT:

                     (a) Cumberland shall contribute cash in an amount equal to fifty percent (50%) of the Initial Capital; and

                     (b) INSCORP shall contribute cash in an amount equal to
                         fifty percent (50%) of the Initial Capital.

         3.2 ADDITIONAL CAPITAL. In the event that the shareholders of the IBT agree to provide, or are required by State or Federal Bank Regulatory Authorities to provide, additional capital to the IBT, Cumberland and INSCORP each shall be required to make capital contributions in proportion to its respective Pro Rata Share of the outstanding Equity Securities of the IBT and, if any such capital contribution is not made by any Party, then that Party's Pro Rata Share shall be diluted accordingly.

                                   ARTICLE 4.

                              MANAGEMENT OF THE IBT

         4.1 SPECIAL SHAREHOLDER APPROVALS. In addition to such approval requirements specified in the Charter or Bylaws of the IBT or under law, each of the following actions shall require authorization by resolution of the shareholders of the IBT which is approved by each of the Cumberland and INSCORP for so long as each Party beneficially owns at least fifty percent (50%) of the outstanding Equity Securities of the IBT:



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             (a)  The amendment of the Charter;

             (b) The increase or decrease in the authorized capital stock of the IBT;

             (c) The creation by the IBT of any new classes or series of Equity Securities or any other form of Equity Securities;

             (d) The increase or decrease in the number of Directors; the election of any additional directors required by Federal Bank Regulatory Authorities, as contemplated under Section 4.2.1(a) below; and the election of any odd number Director;

             (e) The sale, lease, transfer or other disposition of all or substantially all of the assets of the IBT;

             (f) The merger or consolidation of the IBT with or into any other entity or a share exchange involving the Equity Securities of the IBT and those of another entity;

             (g) The issuance by the IBT to any third party of any shares of stock or other Equity Securities of the IBT;

             (h)  The dissolution or liquidation of the IBT; and

             (i)  The amendment of this Agreement.

         4.2 BOARD OF DIRECTORS

             4.2.1 MEMBERSHIP.

                   (a) The Board of Directors of the IBT shall originally consist of a maximum of fourteen (14) Directors, a maximum of eleven (11) of whom shall be designated by INSCORP for so long as INSCORP beneficially owns at least fifty percent (50%) of the outstanding Equity Securities of the IBT (the "INSCORP Representatives"), and a maximum of three (3) of whom shall be designated by Cumberland for so long as Cumberland beneficially owns at least fifty percent (50%) of the outstanding Equity Securities of the IBT (the "Cumberland Representatives"). If required by State or Federal Bank Regulatory Authorities, the Board shall consist of an additional number of Directors who are not officers, directors or employees of either INSCORP or Cumberland with half of such outside Directors to be nominated by INSCORP and reasonably acceptable to Cumberland and the other half of such outside Directors to be nominated be Cumberland and reasonably acceptable to INSCORP. INSCORP will have a minimum of one representative on the board of directors of Cumberland.




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                 (b) Each of INSCORP and Cumberland shall take all actions
necessary to cause the nomination, election and/or appointment to the Board of the INSCORP Representatives and the Cumberland Representatives, including voting all of its shares of Equity Securities to cause the election of the INSCORP Representatives and the Cumberland Representatives. If an INSCORP Representative or a Cumberland Representative shall cease to be a Director for any reason, then INSCORP and Cumberland shall promptly cause a successor nominated by INSCORP or Cumberland, as the case may be, to be elected or appointed to the Board.

                 (c) Should either of INSCORP or Cumberland cease to beneficially own at least fifty percent (50%) of the Equity Securities of the IBT, the provisions of Section 4.2.1 above regarding the number of the INSCORP Representatives and Cumberland Representatives on the Board of Directors shall no longer apply and, unless INSCORP and Cumberland agree otherwise, each Party's representation on the Board shall be in proportion to such Party's Pro Rata Share of Equity Securities.

                                   ARTICLE 5.

                    REPRESENTATIONS, WARRANTIES AND COVENANTS
                                   OF INSCORP

INSCORP hereby represents, warrants and covenants to Cumberland as follows:

         5.1 AUTHORITY AND BINDING AGREEMENT.

             (a) INSCORP is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. INSCORP has the full power and authority to execute, deliver and, subject to receipt of any required Governmental Approvals from Federal Bank Regulatory Authorities, perform this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by INSCORP of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized on the part of INSCORP by all necessary action, organizational or otherwise.

             (b) This Agreement has been duly executed and delivered by an authorized officer of INSCORP, and is a legal, valid and binding obligation of INSCORP enforceable against it in accordance with its terms, except as enforcement thereof may be limited by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity) and the effect of applicable bankruptcy, insolvency, moratorium and other similar laws of general application relating to or affecting creditors' fights generally, including, without limitation, the effect of statutory or other laws regarding fraudulent conveyances and preferential transfers.

         5.2 AGREEMENT NOT IN BREACH OF OTHER INSTRUMENTS. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not violate or result in a breach of any of the terms or provisions of, or constitute a default under, or




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conflict with (a) the certificate of incorporation and bylaws or similar constitutive documents of INSCORP, (b) any material agreement, indenture or other instrument to which INSCORP is a party or by which it is bound, (c) any judgment, decree, order, writ, award or injunction of any court, governmental body or arbitrator, or (d) any law, rule or regulation applicable to INSCORP, except, in the case of subclause (d), for violations, breaches, defaults or conflicts that are not, singly or in the aggregate, material to INSCORP's ability to consummate the transactions contemplated hereby.

         5.3 CONSENTS AND APPROVALS. Except for the Governmental Approvals listed on Schedule 5.3 and 6.3 attached hereto, no consent, approval or authorization of or from any governmental entity or any other person not a party to this Agreement, whether prescribed by law, rule, regulation, contract or agreement, is required for the execution, delivery and performance of this Agreement by INSCORP, or the consummation by INSCORP of the transactions contemplated hereby.

                                   ARTICLE 6.

                    REPRESENTATIONS, WARRANTIES AND COVENANTS
                                  OF CUMBERLAND

Cumberland hereby represents, warrants and covenants to INSCORP as follows:

         6.1 AUTHORITY AND BINDING AGREEMENT.

             (a) Cumberland is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Cumberland has the full power and authority to execute, deliver and, subject to receipt of all required Governmental Approvals from Federal Bank Regulatory Authorities, perform this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by Cumberland of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized on the part of Cumberland by all necessary action, organizational or otherwise.

             (b) This Agreement has been duly executed and delivered by an authorized officer of Cumberland, and is a legal, valid and binding obligation of Cumberland, enforceable against it in accordance with its terms, except as enforcement thereof may be limited by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity) and the effect of applicable bankruptcy, insolvency, moratorium and other similar laws of general application relating to or affecting creditors' rights generally, including, without limitation, the effect of statutory or other laws regarding fraudulent conveyances and preferential transfers.

         6.2 AGREEMENT NOT IN BREACH OF OTHER INSTRUMENTS. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will



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not violate or result in a breach of any of the terms or provisions of, or constitute a default under, or conflict with (a) the certificate of incorporation and bylaws or similar constitutive documents of Cumberland, (b) any material agreement, indenture or other instrument to which Cumberland is a party or by which it is bound, (c) any judgment, decree, order, writ, award or injunction of any court, governmental body or arbitrator, or (d) any law, rule or regulation applicable to Cumberland, except, in the case of subclause (d), for violations, breaches, defaults or conflicts that are not, singly or in the aggregate, material to the ability of Cumberland to consummate the transactions contemplated hereby.

         6.3 CONSENTS AND APPROVALS. Except for the Governmental Approvals listed on Schedule 5.3 and 6.3 attached hereto, no consent, approval or authorization of or from any governmental entity or any other person not a party to this Agreement, whether prescribed by law, rule, regulation, contract or agreement, is required for the execution, delivery and performance of this Agreement by Cumberland, or the consummation by Cumberland of the transactions contemplated hereby.

                                   ARTICLE 7.

                                     CLOSING

         7.1 THE CLOSING. Subject to the satisfaction of the conditions specified in this Article 7, the transactions contemplated by this Agreement shall be consummated at a Closing (the "Closing") to be held at a location to be agreed upon by the Parties within ten (10) business days after the granting of all Governmental Approvals necessary to consummate the transactions contemplated hereby and the expiration of all notice periods and waiting periods with respect thereto.

         7.2 CONDITIONS PRECEDENT TO OBLIGATIONS OF CUMBERLAND. The obligations of Cumberland under this Agreement to be performed at the Closing are subject to the satisfaction, on or prior to the Closing, of the following conditions, unless waived in a writing executed and delivered by Cumberland:

             7.2.1 NO MISREPRESENTATION OR BREACH OF COVENANTS AND WARRANTIES. The representations and warranties of INSCORP shall be true and correct in all material respects as of the Closing and INSCORP shall have complied in all material respects with and performed all other obligations and covenants hereunder required to be performed by it as of the Closing, and Cumberland shall have received a certificate from INSCORP to the foregoing effect by a senior officer of INSCORP and dated as of the Closing date.

             7.2.2 CONSENTS. INSCORP shall have delivered to Cumberland copies or other evidence of all consents, approvals or authorizations of or from any governmental entity or other person necessary for INSCORP to execute, deliver and perform its obligations hereunder and consummate the transactions contemplated hereby and, in the case of any Governmental Approval, all notice periods and waiting periods with respect thereto shall have expired or terminated and all




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conditions contained in any such approval required to be satisfied prior to consummation of the transactions contemplated by this Agreement shall have been satisfied and shall not be reasonably considered by any Party to be unduly burdensome.

             7.2.3 DELIVERY OF OTHER DOCUMENTS. Cumberland shall have received
(a) a certified copy of the resolutions of the Board of Directors of INSCORP, authorizing and approving the execution, delivery and performance by INSCORP of this Agreement and the transactions contemplated hereby and in effect as of the Closing date and (b) such additional documents evidencing or certifying satisfaction of the conditions specified in this Article 7 as may be reasonably requested by Cumberland.

             7.2.4 GOVERNMENTAL APPROVAL. Cumberland shall receive any Governmental Approval necessary to own the Common Stock.

         7.3 CONDITIONS PRECEDENT TO OBLIGATIONS OF INSCORP. The obligations of INSCORP under this Agreement to be performed at the Closing are subject to the satisfaction, on or prior to the Closing, of the following conditions, unless waived in a writing executed and delivered by INSCORP:

             7.3.1 NO MISREPRESENTATION OR BREACH OF COVENANTS AND WARRANTIES. The representations and warranties of Cumberland shall be true and correct in all material respects as of the Closing and Cumberland shall have complied in all material respects with and performed all other obligations and covenants hereunder required to be performed by it as of the Closing, and INSCORP shall have received a certificate from Cumberland to the foregoing effect by a senior officer of Cumberland and dated as of the Closing date.

                  .

             7.3.2 CONSENTS. Cumberland shall have delivered to INSCORP copies or other evidence of all consents, approvals or authorizations of or from any governmental entity or other person necessary for Cumberland to execute, deliver and perform its obligations hereunder and consummate the transactions contemplated hereby and, in the case of any Governmental Approval, all notice periods and waiting periods with respect thereto shall have expired or terminated and all conditions contained in any such approval required to be satisfied prior to consummation of the transactions contemplated by this Agreement shall have been satisfied and shall not be reasonably considered by any Party to be unduly burdensome.

             7.3.3 DELIVERY OF OTHER DOCUMENTS. INSCORP shall have received
(a) a certified copy of the resolutions of the Board of Directors of Cumberland, authorizing and approving the execution, delivery and performance by such Party of this Agreement and the transactions contemplated hereby and in effect as of the Closing date and (b) such additional documents evidencing or certifying satisfaction of the conditions specified in this Article 7 as may be reasonably requested by INSCORP.

             7.3.4 INSCORP FORMATION AND INITIAL STOCK OFFERING. INSCORP shall have successfully completed its initial stock offering in the amount of [$2.07 MILLION], and IBT shall have



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received the approval of the State and Federal Bank Regulatory Authorities to
operate as a state member bank. Cumberland and INSCORP, if necessary, shall have received any necessary Government Approval to own the shares of Common Stock.

         7.4 OTHER CONDITIONS TO OBLIGATIONS OF THE PARTIES. In addition to the conditions set forth in Sections 7.2 and 7.3 above, the obligations of the Parties to be performed at the Closing are subject to the satisfaction, on or prior to the Closing, of the following conditions:

             7.4.1 NO INJUNCTION. No Party shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction that enjoins or prohibits consummation, or otherwise challenges the legality or validity, of the transactions contemplated by this Agreement.

             7.4.2 APPROVAL TO FORM IBT THROUGH A BRANCH INCORPORATION. The Commissioner of the Tennessee Department of Financial Institutions and the Federal Reserve Board of Governors shall have approved Cumberland's application for permission to incorporate a bank branch and subsequently form a state chartered Federal Reserve member bank pursuant to Tennessee banking law and applicable sections of the Federal Reserve System, as amended, and any conditions to such approval shall not be reasonably considered, by any Party to be unduly burdensome, and the Department of Financial Institutions shall have issued the Charter of the IBT.

             7.4.3 GRANTING OF DEPOSIT INSURANCE. The FDIC shall have approved the application for federal deposit insurance for the IBT pursuant to Section 5(a) of the Federal Deposit Insurance Act, as amended, and any conditions to such approval shall not be reasonably considered by any Party to be unduly burdensome.

             7.4.4 OPERATING AND SERVICES AGREEMENT. Cumberland and the IBT shall have executed the Operating and Services Agreement substantially in the form attached hereto as Exhibit C.

         7.5 DELIVERIES AT THE CLOSING.  At the Closing:

             7.5.1 DELIVERY OF STOCK CERTIFICATES. The IBT shall deliver to each party, as applicable, stock certificates evidencing the Common Stock subscribed for by each Party as provided in Section 3.1.1 above.

             7.5.2 MAKING OF CAPITAL CONTRIBUTIONS. Each of INSCORP and Cumberland shall make the contributions to the Initial Capital of the IBT set forth in Section 3.1.2 above in immediately available funds to a designated account of the IBT.




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                                   ARTICLE 8.

                     SALES OR TRANSFERS OF EQUITY SECURITIES

         8.1 GENERAL RESTRICTION. No Party shall Transfer or cause or permit to be Transferred any Equity Securities beneficially owned by such Party except for Transfers in compliance with this Article 8, and any purported Transfer in violation hereof shall be null and void.

         8.2 TRANSFERS TO SUBSIDIARIES. Notwithstanding any other provision of this Article 8, each of INSCORP and Cumberland may Transfer Equity Securities beneficially owned by it to a Subsidiary of such Party, provided that, as a condition to any such Transfer, such transferee obtains any required Governmental Approvals and agrees in writing to receive and hold such Equity Securities subject to the provisions of this Agreement, where the transferee is a Subsidiary, and such transferee agrees to Transfer such Equity Securities back to the transferor Party in the event that such transferee ceases to be a Subsidiary of such Party unless the other Party agrees in writing to allow such transferee to continue to hold such Equity Securities. Any such transferee shall be included within the definition of "INSCORP", or "Cumberland," as the case may be, for purposes of this Agreement.

         8.3 RIGHTS OF FIRST OFFER AND FIRST REFUSAL. Except for Transfers under
Section 8.2 above or pursuant to any of the options granted in Article 9 or 10 herein, prior to the Transfer by either INSCORP, or Cumberland (a "Selling Party") of any Equity Securities beneficially owned by such Selling Party, then Cumberland, in the event that INSCORP is the Selling Party, or INSCORP, in the event that Cumberland is the Selling Party (each of Cumberland or INSCORP being an "Offeree Party"), shall be offered the following rights with respect to such Equity Securities:

             8.3.1 OFFER NOTICE. The Selling Party shall deliver a written notice (an "Offer Notice") to the Offeree Party (a) stating that the Selling Party proposes or is required to Transfer certain Equity Securities, (b) specifying the number and type of Equity Securities offered to be Transferred and the price and other material terms of the proposed Transfer, and (c) offering to Transfer such Equity Securities to the Offeree party.

             8.3.2 AFFIRMATIVE RESPONSE. The Offeree party shall then have thirty (30) days from the date of its receipt of such Offer Notice (the "Offer Period") to respond in writing to the Selling Party as to whether it has determined to purchase the offered Equity Securities at the price and on the terms specified in the Offer Notice. In the event that the Offeree party notifies the Selling Party in writing within the Offer Period of its desire to purchase the offered Equity Securities (an "Affirmative Response"), then the sale and purchase of such Equity Securities shall be consummated within thirty
(30) days after the date of the Selling Party's receipt of such Affirmative Response or, if later, the date as of which the Parties have obtained all required Governmental Approvals for such sale and purchase. However, INSCORP shall have no less than four (4) months to complete an equity offering after its Affirmative Response. Any Affirmative Response by INSCORP may be conditioned upon the successful completion of such equity offering.

             8.3.3 REFUSAL NOTICE. In the event that the Offeree Party notifies the Selling Party in writing that it has determined not to purchase the offered Equity Securities (a "Negative

Response") or fails to respond to the Selling Party by the end of the Offer Period, then, within thirty (30) days after the earlier of the date of the Selling Party's receipt of such Negative Response or the end of the Offer Period or an unsuccessful equity offering by INSCORP, the Selling Party may Transfer such Equity Securities to a third party at a price and on terms no more favorable to such third party than the price and terms specified in the Offer Notice to the Offeree Party, provided that, at least ten (10) days prior to the consummation of such sale to and purchase by such third party, the Selling Party shall deliver a second written notice (a "Refusal Notice") to the Offeree Party offering the Offeree Party a right of first refusal to purchase such Equity Securities at the same price and on the same terms agreed to by such third party. The Refusal Notice shall be accompanied by a certificate of the Selling Party certifying that it has received from a third party a bona fide offer to acquire such Equity Securities at such price and on such terms specified in the Refusal Notice and identifying such third party.

             8.3.4 EXERCISE NOTICE. The Offeree Party shall have ten (10) days from the date of its receipt of such Refusal Notice ("Refusal Period") to respond in writing to the Selling Party whether it has determined to purchase the offered Equity Securities at the price and on the terms specified in the Refusal Notice. In the event that the Offeree Party notifies the Selling Party in writing within the Refusal Period of its desire to purchase the offered Equity Securities ("Exercise Notice"), then the sale and purchase of such Equity Securities shall be consummated within thirty (30) days after the date of the Selling Party's receipt of such Exercise Notice or, if later, the date as of which the Parties have obtained all required Governmental Approvals for such sale and purchase.

             8.3.5 SELLING PARTY RIGHT. In the event that the Offeree Party notifies the Selling Party in writing that it has determined not to purchase the offered Equity Securities or fails to respond to the Selling Party by the end of the Refusal Period, then the Selling Party may Transfer such Equity Securities to such third party at the price and on the terms specified in the Refusal Notice, provided that, as a condition to the Transfer, such third party agrees in writing to receive and hold such Equity Securities subject to the provisions of this Agreement.

         8.4 LEGENDS. All certificates evidencing shares of Common Stock or other capital stock of the IBT shall be imprinted with a conspicuous legend in substantially the following form:

             The securities represented by this certificate have not been registered by the Federal Reserve System or the Department of Financial Institution through the filing of an offering circular declared effective by the Federal Reserve Board of Governors nor have they been registered under applicable state securities laws (the "State Acts") and such securities may not be sold or otherwise disposed of for value by the holder hereof, except upon registration of such sale or disposition in accordance with the registration requirements of the securities laws of the United States and any applicable State Acts, or pursuant to an exemption from such registration requirements.

             The securities represented by this certificate are subject to certain restrictions on transferability contained in a Joint Venture Agreement dated as of August 26, 1999 by and among the Cumberland Bancorp, Inc. and INSCORP. Copies of such agreements are available at the principal offices of _____________, IBT and should be reviewed carefully before any person or entity seeks to acquire such securities.

                                   ARTICLE 9.

                            CHANGE IN CONTROL OPTION

         9.1 CHANGE IN CONTROL OF CUMBERLAND.

             9.1.1 CHANGE IN CONTROL OPTION. In the event of:

             (a) Any change in control transaction as a result of which (i) the existing shareholders of Cumberland and their respective immediate family members cease to beneficially own as a group at least fifty percent (50%) of the outstanding voting securities of Cumberland, (ii) upon the consummation of a merger, share exchange, consolidation or similar corporate transaction involving Cumberland, the existing shareholders and their respective immediate family members as a group become the beneficial owner of less than fifty percent (50%) of the outstanding voting securities of the surviving corporation, or (iii) a third party acquires all or substantially all of the assets of Cumberland; or

             (b) The institution by Cumberland of proceedings to be adjudicated bankrupt or insolvent, consent by Cumberland to the institution of bankruptcy or insolvency proceedings against it; filing by Cumberland of a petition seeking or consenting to reorganization or relief under any applicable federal or state law relating to bankruptcy; consent by Cumberland to the appointment of a receiver, liquidator, assignee, trustee or sequestrator (or similar official); making by Cumberland of any assignment for the benefit of creditors; or admission by Cumberland in writing of its inability to pay its debts generally as they become due; then INSCORP shall have the option to purchase all of the Equity Securities of the IBT beneficially owned by Cumberland (the "INSCORP Call Option") at a purchase price (the "Call Purchase Price") equal to the Fair Market Value of such Equity Securities as of the date of the other Parties' receipt of the INSCORP Exercise Notice.

             9.1.2 EXERCISE OF OPTION. Within sixty (60) days after the later of the date of INSCORP's receipt of notice of any of the events specified in
Section 9.1.1 above or the first date on which information as to any of such events becomes generally available to the public, INSCORP may deliver to the other Parties a written notice of its intention to exercise the INSCORP Call Option (an "INSCORP Exercise Notice"). Upon exercise of such option, INSCORP shall have no less than four (4) months to complete an equity offering, if necessary, after its notice of exercise of said option.

             9.1.3 POOLING. In the event that the exercise of this option above creates a "pooling" issue for Cumberland, then in such event, the option shall be extended until such time that the exercise of said option does not create a pooling issue for Cumberland and/or its successor in interest.

         9.2 CHANGE IN CONTROL OF INSCORP.

             9.2.1 CHANGE IN CONTROL OPTION. In the event of:

             (a) Any change in control transaction as a result of which (I) the existing shareholders of INSCORP and their respective immediate family members cease to beneficially own as a group at least fifty percent (50%) of the outstanding voting securities of INSCORP, (ii) upon the consummation of a merger, share exchange, consolidation or similar corporate transaction involving INSCORP, the existing shareholders and their respective immediate family members as a group become the beneficial owner of less than fifty percent (50%) of the outstanding voting securities of the surviving corporation, or (iii) a third party acquires all or substantially all of the assets of INSCORP; or

             (b) The institution by INSCORP of proceedings to be adjudicated bankrupt or insolvent, consent by INSCORP to the institution of bankruptcy or insolvency proceedings against it; filing by INSCORP of a petition seeking or consenting to reorganization or relief under any applicable federal or state law relating to bankruptcy; consent by INSCORP to the appointment of a receiver, liquidator, assignee, trustee or sequestrator (or similar official), making by INSCORP of any assignment for the benefit of creditors; or admission by INSCORP in writing of its inability to pay its debts generally as they become due;

then Cumberland shall have the option to purchase all of the Equity Securities of the IBT beneficially owned by INSCORP (the "Cumberland Call Option") at a purchase price (the "Call Purchase Price") equal to the Fair Market Value of such Equity Securities as of the date of the other Parties' receipt of the Cumberland Exercise Notice.

             9.2.2 EXERCISE OF OPTION. Within Sixty (60) days after the later of the date of Cumberland's receipt of notice of any of the events specified in
Section 9.2.1 above or the first date on which information as to any of such events becomes generally available to the public, Cumberland may deliver to the other Parties a written notice of its intention to exercise INSCORP Call Option (a "Cumberland Exercise Notice").

                                   ARTICLE 10.

                                PURCHASE OPTIONS

         10.1 VOLUNTARY TERMINATION OPTIONS

              10.1.1 MUTUAL "SHOTGUN" TERMINATING OPTION. Either party shall have the right to initiate a buy or sale at any time by offering its IBT stock to the other at 100% of fair market value. The offeree shall have thirty (30) days from such offer to accept the offer. If such offer is not accepted by the offeree, offeror shall have the option to purchase the offeree's shares at 100% of fair market value which option may be exercised by written notice of such intent to exercise within thirty (30) days of such rejection. Upon exercise of such option, either party shall have a reasonable period of time to close the sale.

         10.2 80% OWNERSHIP CONSOLIDATION OPTION. It is the desire of both parties to consider the inherent income tax advantages with a bank holding company owning at least 80% of the outstanding stock of a subsidiary bank. Therefore, Cumberland shall have the right to initiate a stock-for-stock exchange of its common stock for the common stock of IBT in order to acquire at least 80% of the stock in IBT. Cumberland shall have the right to acquire at least 60% (and up to 100% of the common stock if tendered) held by INSCORP at any time after IBT achieves a one percent (1%) return on average assets for a full calendar year. This option shall not be available for a minimum of four (4) years from the date IBT begins operation as a bank. Cumberland shall have up to two (2) years after such achievement of profitability to exercise this option. For purposes of this option, the exchange price or purchase price would be the Fair Market Value.

         Cumberland shall notify INSCORP in writing of its intent to exercise this option. INSCORP would have 60 days from the date of this notice to accept or refuse the offer. Should INSCORP refuse the offer of a stock-for-stock exchange in writing, then INSCORP shall acquire all of the stock of IBT held by Cumberland for the same fair market value as determined under this option. However, INSCORP shall have no less than four (4) months to complete an equity offering after its refusal of the offer by Cumberland.

                                   ARTICLE 11.

                              TERM AND TERMINATION

         11.1 TERM. This Agreement shall remain in full force and effect unless otherwise terminated as provided in Section 11.2 herein.

         11.2 TERMINATION. This Agreement shall terminate automatically upon the occurrence of any of the following events:

              (a) The acquisition by any Party of all of the shares of Common Stock and other Equity Securities of the IBT beneficially owned by the other party, whether pursuant to the exercise of any of the options granted in Article 9 above or otherwise; or

              (b) The written consent by all Parties to such termination.

         11.3 EFFECT OF TERMINATION.

              (a) All rights granted to and obligations undertaken by the Parties hereunder shall terminate immediately upon the termination of this Agreement except for the confidentiality and nondisclosure obligations set forth in Article 12 herein, the provisions of Sections 15.1, 15.2 and 15.4 herein, and the provisions of Exhibits A, B, and C attached hereto.

              (b) Termination of this Agreement shall not affect the rights and remedies of any Party available at law or in equity in relation to any breach or nonperformance by any other Party of any of its obligations hereunder prior to such termination.

         11.4 DISSOLUTION OF THE IBT. The IBT shall not be dissolved unless a plan of dissolution is approved by the shareholders of the IBT pursuant to
Section 4.1(h) above and by State and Federal Bank Regulatory Authorities. Each of INSCORP and Cumberland agrees that it will make no petition for dissolution of the IBT under law without the consent of such other Parties.

                                   ARTICLE 12.

                                 CONFIDENTIALITY

         12.1 CONFIDENTIALITY OBLIGATION. Each Party (the "Receiving Party") shall keep strictly confidential any information disclosed by, as the case may be, any other Party (the "Disclosing Party") or otherwise made available to the Receiving Party concerning the business, operations, trade secrets or other proprietary information of the Disclosing Party and any information made available to the Receiving Party concerning the business, operations, trade secrets or other proprietary information of the IBT (whether in written media or otherwise) ("Confidential Information"), using the same degree of care that it uses to protect its own confidential or proprietary information. "Confidential Information" shall not include information: (i) which is or becomes generally available to the public other than as a result of disclosure thereof by the Receiving Party; (ii) which is lawfully received by the Receiving Party on a nonconfidential basis from a third party that is not itself under any obligation of confidentiality or nondisclosure to the Disclosing Party of any other party with respect to such information; or (iii) which by written evidence can be shown by the Receiving Party to have been independently developed by the Receiving Party.

         12.2 NONDISCLOSURE OF CONFIDENTIAL INFORMATION. The Receiving Party shall use Confidential Information solely for the purposes of this Agreement and the transactions contemplated hereby and shall not disclose or disseminate any Confidential Information to any person at any time, except for disclosure to those of its officers and employees, and accountants, attorneys and agents, whose duties reasonably require them to have access to such Confidential Information.

         12.3 EXCEPTION. The foregoing confidentiality and nondisclosure obligations shall not apply to information which is required to be publicly disclosed by law or by regulation or, in the case of Cumberland, by the rules of any securities exchange in which equity securities of Cumberland may be traded; provided, however, that, in such event, the Receiving Party provides the Disclosing Party with prompt notice of such disclosure to the extent permitted by law so that the Disclosing Party has the opportunity if it so desires to seek a protective order or other appropriate remedy.

         12.4 SURVIVAL. The confidentiality and nondisclosure obligations of this Article 12 shall survive the termination of this Agreement and remain in effect for a period of three (3) years following the termination of this Agreement.

                                   ARTICLE 13.

                                  FINDER'S FEE

         Each Party represents and warrants to the other Party that neither IBT nor any Party has incurred any obligation or liability contingent or otherwise, for any brokers or finders fees in respect to the matters provided for in this Agreement.

                                   ARTICLE 14.

                  OPTION TO PURCHASE INSURORS BANK COMMON STOCK

              14.1 ISSUANCE OF STOCK OPTIONS. Any stock options shall only be granted by written mutual agreement of the two parties to this joint venture agreement. It is anticipated that options will be granted to organizers, directors, officers and employees of IBT under approved stock option plan or plans. Any stock options granted under this section will be on a pro rata basis to maintain the 50%/50% ownership relationship unless otherwise agreed to by written mutual agreement.

                                   ARTICLE 15.

                            MISCELLANEOUS PROVISIONS

         15.1 APPLICABLE LAW. This Agreement and all actions contemplated hereby shall be interpreted and construed in accordance with the laws of the State of Tennessee applicable to contracts made and to be performed entirely within such state and without giving effect to its choice of conflict of laws rules or principles.

         15.2 CONSENT TO JURISDICTION. Each of the Parties irrevocably submits to the exclusive jurisdiction of the state courts of the Nashville, Davidson County, Tennessee and of any United States federal court sitting in Nashville, Davidson County, Tennessee in any action or proceeding arising out of or relating to this Agreement, and irrevocably agrees that all claims in respect of such action or proceeding shall be heard and determined in any such state court or any such United States federal court. Each Party further agrees that service of any process, summons, notice or document by registered mail to the address of such Party set forth in Section 14.4 below shall be effective service of process for any action or proceeding brought against such Party in any such court. Each Party hereby irrevocably and unconditionally waives any objection to the laying of venue of any action or proceeding arising out of our relating to this Agreement in any such court and further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum. Each Party further agrees that a final, nonappealable judgment in any such action or proceeding shall be conclusive and may be enforced in any other jurisdictions by suit on the judgment or in any other manner provided by law.

         15.3 COUNTERPARTS. This Agreement may be executed simultaneously in any number of counterparts and may be executed by facsimile. All counterparts shall collectively constitute one and the same Agreement.

         15.4 NOTICES. In any case where any notice or other communication is required or permitted to be given to any Party hereunder, such notice or communication shall be in writing and deemed to have been duly given and delivered (a) if delivered in person, on the date of such delivery, (b) is sent by confirmed facsimile transmission (with answer back received), on the date of such facsimile transmission, or (c) if sent by overnight express or registered or certified mail (with return receipt requested), on the date of receipt of such mail, and shall be sent to the following address (or such other address as such Party may designate from time to time in writing):

              If to Cumberland:

                       Cumberland Bancorp, Inc.
                       4205 Hillsboro Road, Suite 212
                       Nashville, TN 37215

                       Attention: Mr. Joel Porter
                       Telephone (615) 337-9395
                       Facsimile (615) 846-5001

                       Copy to:

                       Bass, Berry & Sims, PLC
                       2700 First American Center
                       Nashville, TN 37238
                       Attention: Bob F. Thompson
                       Telephone: (615) 742-6200
                       Facsimile: (615) 742-6293

              If to INSCORP:

                       Insurors Bank of Tennessee

                       ------------------------------------
                       Nashville, TN
                       Attention:   --------------
                       Telephone:
                       Facsimile:

                       Copy to:

                       ------------------
                       ------------------
                       ---------------------
                       Attention:
                       Telephone:   --------------
                       Facsimile:

         15.5 FORCE MAJEURE. Should any circumstance beyond the reasonable control of any Party occur which delays or renders impossible the performance of any of its obligations under this Agreement, such obligation shall be postponed for such time as such performance necessarily has had to be suspended or delayed on account thereof, provided such Party shall notify the other Parties in writing within fourteen (14) days after the occurrence of such force majeure. In either such event, the Parties shall promptly meet to determine an equitable solution to the effects of any such event, provided that any Party who fails because of force majeure to perform its obligations hereunder will upon the cessation of the force majeure take all reasonable steps within its power to resume with the least possible delay compliance with its obligations. Events of force majeure shall include, without limitation, war, revolution, invasion, insurrection, riots, mob violence, sabotage or other civil disorders, acts of God, strikes or other labor disputes, acts, laws, regulations or rules of any government or governmental agency and any other circumstances beyond the reasonable control of any Party, the obligations of which are affected thereby.

         15.6 ASSIGNMENT; BINDING EFFECT. This Agreement shall not be assigned by any Party, other than to a Subsidiary thereof, without the prior written consent of the other Parties. This

Agreement shall inure to the benefit of and be binding upon each of the Parties hereto and their respective successors and permitted assigns.

         15.7 ENTIRE AGREEMENT. The terms and conditions herein contained together with the terms and conditions of the other documents attached as Exhibits and Schedules hereto constitute the entire agreement between and among the Parties relating to the subject matter of this Agreement and shall supersede all previous communications between the Parties with respect to the subject matter of this Agreement.

         15.8 EXHIBITS AND SCHEDULES. The Exhibits and Schedules attached to this Agreement and the principles and conditions incorporated in such Exhibits and Schedules shall be deemed integral parts of this Agreement and all references in this Agreement to this Agreement shall encompass such Exhibits and Schedules and the principles and conditions incorporated in such Exhibits and Schedules.

         15.9 CONFLICT. In the event of any conflict between this Agreement and the Charter or Bylaws of the IBT, this Agreement shall control as between or among the Parties to the extent permitted by law.

         15.10 AMENDMENT. This Agreement and the Exhibits and Schedules attached to this Agreement may be varied, amended, or extended only by the written agreement of the Parties, executed by their duly authorized officers of representatives, specifically referring to this Agreement.

         15.11 SEVERABILITY. Any provision of this Agreement which is held invalid, illegal, or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal or unenforceable in any other jurisdiction.

         15.12 HEADINGS. The descriptive headings contained in this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

         15.13 NO WAIVER OF RIGHTS. No failure or delay on the part of any Party in the exercise of any power or right hereunder shall operate as a waiver thereof. No single or partial exercise of any right or power hereunder shall operate as a waiver of such right or of any other right or power. The waiver by any Party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach hereunder. All rights and remedies existing under this Agreement are cumulative with, and not exclusive of, any rights or remedies otherwise available.

         15.14 RELATIONSHIP OF THE PARTIES. This Agreement shall not be deemed to create a general partnership between or among the Parties, nor shall it constitute any Party the agent or legal representative of any other Party.

         15.15 PUBLICITY. Except as may be required by law as advised by counsel, no Party shall issue any press release or make any public announcement concerning this Agreement or the transactions contemplated hereby without the prior consent of the other Parties.

         15.16 EXECUTION BY THE IBT. The Parties shall cause the IBT to execute this Agreement upon its formation and thereby be bound by the terms hereof.

         IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first written above.



                                          CUMBERLAND BANCORP, INC.



                                          /s/ Tom Paschal
                                          -------------------------------------
                                          TOM PASCHAL, SECRETARY



                                          INSCORP

                                          /s/ C. Louis Patten
                                          -------------------------------------
                                                      , CHAIRMAN
                                          ------------

ACCEPTED AND AGREED TO:


                             , IBT
-----------------------------

By:
   -------------------------------
Name:
     -----------------------------

Title:
      ----------------------------